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FOR:	International Speedway Corporation
CONTACT:	Wes Harris Senior Director Corporate and Investor Communications (386) 947-6465

FOR IMMEDIATE RELEASE

INTERNATIONAL SPEEDWAY CORPORATION ANNOUNCES $100 MILLION
INCREASE IN SHARE BUYBACK PROGRAM

          DAYTONA BEACH, Fla. - February 7, 2008 - International Speedway Corporation (NASDAQ Global Select Market: ISCA; OTC Bulletin Board: ISCB) ("ISC"), a leading promoter of motorsports activities, today announced that its Board of Directors has authorized the repurchase of an incremental $100 million of the Company's Class A Common Stock.  This authorization is in addition to the $34 million remaining under the Company's existing $150 million share repurchase program as of January 31, 2008.

           James C. France, Chairman and Chief Executive Officer of International Speedway Corporation, stated, "We remain confident in the strength of the motorsports industry, and this new authorization is a direct reflection of the significant cash flow generated by ISC's proven business model.  We will continue to reinvest capital in our business while opportunistically pursuing our share repurchase program, which is an excellent method of returning value to our shareholders."

           The timing and amount of any shares repurchased under the program will depend on a variety of factors, including: price, corporate and regulatory requirements, capital availability and other market conditions.  The repurchase program may be suspended or discontinued at any time without prior notice.  No shares will be knowingly purchased from Company insiders or their affiliates.

          International Speedway Corporation is a leading promoter of motorsports activities, currently promoting more than 100 racing events annually as well as numerous other motorsports-related activities.  The Company owns and/or operates 13 of the nation's major motorsports entertainment facilities, including Daytona International Speedway® in Florida (home of the Daytona 500®); Talladega Superspeedway® in Alabama; Michigan International Speedway® located outside Detroit; Richmond International Raceway® in Virginia; California SpeedwaySM near Los Angeles; Kansas Speedway® in Kansas City, Kansas; Phoenix International Raceway® in Arizona; Chicagoland Speedway® and Route 66 RacewaySM near Chicago, Illinois;  Homestead-Miami SpeedwaySM in Florida; Martinsville Speedway® in Virginia; Darlington Raceway® in South Carolina; and Watkins Glen International® in New York.  In addition, ISC is a limited partner with Group Motorisé International in the organization and promotion of certain events at Circuit Gilles Villeneuve in Montreal, Canada.

ISC ANNOUNCES ADDITIONAL STOCK REPURCHASE AUTHORIZATION	PAGE 2

          The Company also owns and operates MRN® Radio, the nation's largest independent sports radio network; the Daytona 500 ExperienceSM, the "Ultimate Motorsports Attraction" in Daytona Beach, Florida, the official attraction of NASCAR®; and Americrown Service Corporation, a subsidiary that provides catering services, food and beverage concessions, and produces and markets motorsports-related merchandise. In addition, ISC has an indirect 50 percent interest in Motorsports Authentics®, which markets and distributes motorsports-related merchandise licensed by certain competitors in NASCAR racing. For more information, visit the Company's Web site at www.iscmotorsports.com.

          Statements made in this release that express the Company's or management's beliefs or expectations and which are not historical facts or which are applied prospectively are forward-looking statements. It is important to note that the Company's actual results could differ materially from those contained in or implied by such forward-looking statements. The Company's results could be impacted by risk factors, including, but not limited to, weather surrounding racing events, government regulations, economic conditions, consumer and corporate spending, military actions, air travel and national or local catastrophic events. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's SEC filings including, but not limited to, the 10-K and subsequent 10-Qs. Copies of those filings are available from the Company and the SEC. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be needed to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by International Speedway or any other person that the events or circumstances described in such statement are material.

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